UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007 (June 11, 2007)
Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	000-6529	83-0214692

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (307) 237-9330
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On June 11, 2007, the Board of Directors (the “Board”) of Double Eagle Petroleum Co. (the “Company”) approved an amendment to the Company’s bylaws and also approved the Company’s Second Amended and Restated Bylaws, which include the June 11, 2007 amendment.
     The June 11, 2007 amendment to the bylaws and the Second Amended and Restated Bylaws modify Section 2 of Article III of the bylaws to provide for staggered terms for the members of the Board and the division of the directorships into three classes. Each class will serve for a term of three years.
     No other changes were made to the bylaws. The foregoing description of the June 11, 2007 amendment to the bylaws is qualified in its entirety by reference to the complete Second Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibit 3.2 Second Amended and Restated Bylaws of Double Eagle Petroleum Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.
Date: June 11, 2007	By:	/s/ Stephen H. Hollis
Stephen H. Hollis, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 3.2	Second Amended and Restated Bylaws of Double Eagle Petroleum Co.